UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 24, 2007

FirstFed Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Santa Monica, California	90401-1490
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 319-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Total number of pages is 4

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Director.

On May 24, 2007, the Company’s Board of Directors elected Gisselle Acevedo as a member of the Board of Directors, effective that day. Ms. Acevedo has been appointed to serve on both the Compensation and Fiduciary Committees of the Board. The full text of the press release issued in connection with the appointment of Ms. Acevedo to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this Report.

Exhibit No.	Description

99.1	Press Release dated May 24, 2007

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTFED FINANCIAL CORP.

Dated: May 24, 2007	By: /s/ Douglas J. Goddard

Douglas J. Goddard

Chief Financial Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

For Release to Business Wire

FIRSTFED FINANCIAL CORP. ANNOUNCES

APPOINTMENT OF GISSELLE ACEVEDO

AS DIRECTOR

May 24, 2007, Santa Monica, California. The Board of Directors of FirstFed Financial Corp. (NYSE-FED) today announced that Gisselle Acevedo has been elected by the Board of Directors of the Company.

Acevedo serves as Para Los Niños’ President and Chief Executive Officer. She joined the organization in June 2006 after an illustrious career in media, public affairs, law and education. With a passion for children and the Los Angeles community, she arrived at Para Los Niños ready to address our region’s most critical issues.

Before joining Para Los Niños, Acevedo served as President and General Manager of the Los Angeles edition of Hoy, the Spanish language newspaper owned by Tribune Company. Prior to this position, she served as Vice President of Public Affairs at the Los Angeles Times and President of the Los Angeles Times Foundation. Acevedo has also served as Executive Director of Corporate Communications and Public Affairs for AT&T Broadband and as Director of Government Relations and Public Affairs for the Metropolitan Transit Authority (MTA). She began her career in Los Angeles as an elementary school teacher and received her master’s degree in education. Shortly thereafter, Acevedo attended law school and, as an attorney, served as a client’s rights advocate for individuals with developmental disabilities and mental illness.

Acevedo also serves as a leader of distinction in the philanthropic community. She is a member of numerous boards including those of The John F. Kennedy School of Government, Women’s Leadership Board, the Executive Service Corp of Southern California, Farmers Insurance Company and Health Net. Acevedo is also a regent at Loyola Marymount University, Los Angeles.

Babette Heimbuch, FirstFed’s Chairman of the Board and Chief Executive Officer, commented, “We are thrilled to welcome Gisselle to FirstFed’s Board of Directors. Her long-standing experience and commitment to the greater Los Angeles community along with her in-depth perspective on community issues of significance to FirstFed will be invaluable as we continue to increase our presence in the Southern California marketplace.”

FirstFed Financial Corp. is the parent holding company of First Federal Bank of California. Headquartered in Santa Monica, the Bank has 33 banking branches and 6 additional lending offices throughout Southern California.

Contact:	Evon G. Rosen, Senior Vice President. Telephone: 310/319-6000

This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to various factors, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the general business environment, interest rate fluctuations, the availability of branch opening opportunities, competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions. In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change. The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements.